EXHIBIT 11.1

                           DRYPERS CORPORATION AND SUBSIDIARIES

                  STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                     YEAR ENDED DECEMBER 31
                                                        --------------------------------------------
                                                            1994            1995            1996
                                                        ------------    ------------    ------------
Income (loss) before extraordinary item .............   $  6,798,000    $(15,465,000)   $  1,313,000
Extraordinary item ..................................     (3,688,000)           --              --
                                                        ------------    ------------    ------------
Net income (loss) ...................................   $  3,110,000    $(15,465,000)   $  1,313,000
                                                        ============    ============    ============
Weighted average number of shares of common stock ...      5,776,554       6,587,698       6,694,298
Common stock equivalents ............................        469,533            --         7,500,000
                                                        ------------    ------------    ------------
Weighted average number of shares of common stock and
  common stock equivalents ..........................      6,246,087       6,587,698      14,194,298
                                                        ============    ============    ============
Net income (loss) per share of common stock and
  common stock equivalents-
    Before extraordinary item .......................   $       1.09    $      (2.35)   $        .09
    Extraordinary item ..............................           (.59)           --              --
                                                        ------------    ------------    ------------
Net income (loss) ...................................   $        .50    $      (2.35)   $        .09
                                                        ============    ============    ============